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                                                                    EXHIBIT 16.1


                         [ERNST & YOUNG LLP LETTERHEAD]


March 26, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:


We have read paragraphs 2 and 3 of Item 4 of Form 8-K dated March 26, 2001, of IPET Holdings, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                        /s/ Ernst & Young LLP